UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                             =================

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report: August 14, 1998 (Date of earliest event reported)



                        DEEPTECH INTERNATIONAL INC.
           (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                   0-23934              76-0289338
  (State or Other Jurisdiction       (Commission         (I.R.S. Employer
        of Incorporation)            File Number)       Identification No.)



                           1001 Louisiana Street
                               Houston, Texas
                      (Address of Principal Executive
                                  Offices)

                                   77002
                                 (Zip Code)




     Registrant's telephone number, including area code: (713) 420-2131

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
ITEM 1.   CHANGE IN CONTROL

     DeepTech International Inc., a Delaware corporation ("DeepTech"), El Paso Acquisition Company, a Delaware corporation and wholly owned subsidiary of El Paso Energy Corporation ("El Paso Energy") ("Sub"), and El Paso Natural Gas Company, a Delaware corporation, entered into the Agreement and Plan of Merger dated as of February 27, 1998 (as amended, the "Merger Agreement"), pursuant to which Sub merged with and into DeepTech with DeepTech as the surviving corporation and wholly owned subsidiary of El Paso Energy (the "Merger"). The Merger was consummated and became effective as of August 14, 1998.

     Pursuant to the Merger Agreement, all of the issued and outstanding shares of DeepTech common stock, par value $0.01 per share, immediately prior to the Merger (the "DeepTech Common Stock") was converted into the right to receive $14.00 in cash, except that approximately 70,600 shares of El Paso Energy common stock will be issued to holders of DeepTech Common Stock who elected to receive El Paso Energy common stock in a taxable transaction. The net cost of the transaction was approximately $450 million and was funded through existing credit facilities.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Disposition of capital stock of Tatham Offshore, Inc. On August 14, 1998, DeepTech consummated a rights offering (the "Rights Offering"). Pursuant to the Rights Offering, DeepTech granted transferable rights (the "Rights") to holders of DeepTech Common Stock to purchase an aggregate of 28,073,450 shares of common stock, par value $0.01 per share (the "Underlying Common Stock") and 4,670,957 shares of Series A 12% Convertible Exchangeable Preferred Stock, $0.01 par value per share (the "Underlying Preferred Stock" and, together with the Underlying Common Stock, the "Underlying Shares"), of Tatham Offshore, Inc. ("TOFF") owned by DeepTech. On July 16, 1998, each stockholder received one Right for each share of the DeepTech Common Stock owned on June 12, 1998. Each Right entitled the stockholder to purchase 1.046357 shares of the Underlying Common Stock and
0.174096 shares of the Underlying Preferred Stock at a subscription price of $3.25 for the Underlying Shares purchasable under each Right. Under the terms of the Rights Offering, DeepTech received $75 million in net proceeds for the Underlying Shares and no longer owns any shares of the capital stock of TOFF.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Pro Forma Financial Information

     The required pro forma financial information will be filed by amendment to this report as soon as practicable but in no event later than October 27, 1998.

(b)  Exhibits.

     99.1 Agreement and Plan of Merger (the "Merger Agreement"), dated February 27, 1998, by and among El Paso Natural Gas Company, El Paso Acquisition Company and DeepTech International Inc. (incorporated herein by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1998, as filed with the Commission (File No. 0-23934)).

     99.2 Amendment  No. 1 to the  Merger  Agreement,  dated as of June 16,
          1998,  by  and  among  El  Paso  Natural  Gas  Company,  El  Paso
          Acquisition Company, El Paso Energy Corporation and DeepTech International Inc.

     99.3 Contribution and Distribution Agreement, dated as of February 27, 1998, by and among DeepTech International Inc., DeepFlex Production Services, Inc., El Paso Natural Gas Company and Tatham Offshore, Inc. (Incorporated herein by reference to Exhibit 10.2 to the Registrant's quarterly report on Form 10-Q for the quarterly period ended March 31, 1998, as filed with the Commission (File No. 0-23934)).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DEEPTECH INTERNATIONAL INC.



Date:  August 28, 1998            By:    /s/ Jeffrey I. Beason
                                      -------------------------------------
                                      Name:  Jeffrey I. Beason
                                      Title: Vice President and Controller